Exhibit 99.1

Investors May Contact:

Ryan Marsh

Treasurer

(770) 418-8211

ir@asburyauto.com

Reporters May Contact:

Melissa Corey

Public Relations & Communications Manager

(770) 418-8231

mcorey@asburyauto.com

Asbury Automotive Group Announces Private Placement of

$75.0 Million of Additional 8.375% Senior Subordinated Notes due 2020

Duluth, Ga., June 17, 2013— Asbury Automotive Group, Inc. (NYSE:ABG) (the “Company”) announced today that it plans to offer $75.0 million in aggregate principal amount of additional 8.375% senior subordinated notes due 2020 (the “Additional Notes”) in a private transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”). The Additional Notes being offered are an additional issuance of, and will rank equally and form a single series with, the $200.0 million in aggregate principal amount of the Company’s 8.375% senior subordinated notes due 2020 which were issued on November 16, 2010 (the “Existing Notes”). The Additional Notes will have the same terms as the Existing Notes, including being guaranteed by all of the Company’s existing subsidiaries and future domestic restricted subsidiaries, with certain exceptions.

The Company intends to use the net proceeds from the offering of the Additional Notes for general corporate purposes. The Company may use the proceeds from the offering, together with cash on hand or available borrowings under various credit or mortgage facilities, to redeem its outstanding 7.625% Senior Subordinated Notes due 2017. The consummation of the offering of Additional Notes will be conditioned upon customary closing conditions.

The Additional Notes and the related guarantees have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Additional Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Additional Notes or any other securities, and shall not constitute an offer, solicitation or sale of any Additional Notes or other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135c under the Act.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 76 retail auto stores, encompassing 97 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements are statements other than historical fact, and include statements relating to the offering of Additional Notes, including the use of proceeds thereof. These statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, the Company’s ability to complete the offering of Additional Notes, market factors, the Company’s relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with the Company’s indebtedness (including available borrowing capacity, compliance with its financial covenants and the Company’s ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), the Company’s relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and the Company’s ability to execute its IT initiatives and other operational strategies, the Company’s ability to leverage gains from its dealership portfolio, the Company’s ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and the Company’s ability to stay within its targeted range for capital expenditures. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.